UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 14, 2023

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.   Other Events

In December 2023, Citizens & Northern Corporation (“C&N”) repositioned its available-for-sale securities portfolio and its investments in bank-owned life insurance (“BOLI”). As a result of the repositioning, in the fourth quarter 2023, C&N will recognize a net charge to earnings of approximately $1.253 million, or $0.08 per diluted share, reflecting the net impact of the following transactions:

•	Sold available-for-sale (“AFS”) debt securities with an amortized cost basis of $45.5 million, generating a pre-tax loss of $3.0 million and after-tax loss of $2.4 million.
•

Initiated the surrender of BOLI with a book value of $14.3 million, resulting in a tax charge of approximately $950,000. Proceeds from the surrender of BOLI are expected to be received in the second half of 2024.

•	Recognized $2.1 million of pre-tax and after-tax income from a one-time enhancement on a $30 million purchase of new BOLI.

C&N’s management expects to recover the fourth quarter 2023 loss described above in less than one year, including an estimated positive contribution to net income of $1.5 million in 2024, from reinvestment in assets with higher yields as compared to the yields on the assets sold. In December 2023, proceeds from the sale of securities were used in the $30 million purchase of BOLI noted above and in purchases totaling $13.7 million of AFS debt securities. In 2024, the expected pre-tax and after-tax yield on the new BOLI is 4.41%, for a taxable equivalent yield of 5.58%. In comparison, in 2023, the taxable equivalent yield on the BOLI being surrendered was approximately 2.20%. The AFS debt securities purchased were U.S. Government Agency-issued collateralized mortgage-backed securities (residential) with an estimated yield of 4.83% and an estimated average life of 4.4 years. The AFS debt securities sold included U.S. Treasury obligations, U.S Government Agency obligations and municipal bonds. C&N’s book yield on the AFS debt securities sold was 1.42%, and the weighted-average life of the securities at the time of sale was 2.7 years.

The information furnished under this Item 8.01 shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Safe Harbor Statement: This report contains forward-looking statements. C&N intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995. Forward-looking statements, which are not historical facts, are based on certain assumptions and describe future plans, business objectives and expectations, and are generally identifiable by the use of words such as, "should", “likely”, "expect", “plan”, "anticipate", “target”, “forecast”, and “goal”. This report includes forward-looking statements with respect to the impact of sale and purchase of available-for-sale securities, and surrender and purchase of BOLI, on C&N’s results of operations and financial condition. These forward-looking statements are subject to risks and uncertainties that are difficult to predict, may be beyond management’s control and could cause results to differ materially from those expressed or implied by such forward-looking statements. Additional factors which could have a material, adverse impact on C&N’s operations and future prospects include, but are not limited to, the following:

•	changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates
•	changes in general economic conditions
•

recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, sources of liquidity and capital funding, and regulatory responses to these developments

•	C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses
•	legislative or regulatory changes
•	downturn in demand for loan, deposit and other financial services in C&N’s market area
•	increased competition from other banks and non-bank providers of financial services
•	technological changes and increased technology-related costs
•	information security breach or other technology difficulties or failures
•	changes in accounting principles, or the application of generally accepted accounting principles
•	failure to achieve merger-related synergies and difficulties in integrating the business and operations of acquired institutions

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

ITEM 9.01.   Financial Statements and Exhibits

(d)    Exhibits.

Exhibit 104: Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Dated: January 4, 2024	By:	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer

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